Exhibit 99.1

Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Carl A. Siebel, the chief executive officer of AptarGroup, Inc., certify that (i) the Annual Report on Form 10-K of AptarGroup, Inc. for the year ended December 31, 2002 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

/s/ CARL A. SIEBEL
Carl A. Siebel President and Chief Executive Officer March 12, 2003

1 / ATR	2002 Form 10-K

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